UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2016

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2016, Choice Hotels International, Inc. (the “Company”) announced the promotion of (i) Patrick S. Pacious from Executive Vice President and Chief Operating Officer to President and Chief Operating Officer and (ii) Scott E. Oaksmith from Controller to Senior Vice President, Finance and Chief Accounting Officer, in each case, effective as of May 19, 2016. Stephen P. Joyce, formerly the President and Chief Executive Officer, remains Chief Executive Officer of the Company.

In connection with his promotion, Mr. Pacious’: (i) annual base salary will be $700,000, (ii) target incentive opportunity under the Company’s short-term incentive plan will be 100% of his annual salary, and (iii) target annual equity grant award value under the Company’s long-term incentive program will be 200% of his annual salary. Mr. Pacious will also receive a performance based restricted stock award with a target grant date fair value of $2,000,000, half of which will vest on the third anniversary of the grant, and the other half of which will vest on the fourth anniversary of the grant, in each case assuming performance goals are achieved.

In connection with his promotion, Mr. Oaksmith’s: (i) annual base salary will be $325,000, (ii) target incentive opportunity under the Company’s short-term incentive plan will be 40% of his annual salary, and (iii) target annual equity grant award value under the Company’s long-term incentive program will be 50% of his annual salary.

The Company also announced on May 24, 2016 that David L. White will be stepping down as the Company’s Chief Financial Officer, effective June 3, 2016, to pursue other opportunities. Mr. White is expected to continue with the Company in a transition role that will end before the end of 2016. The Company has engaged an executive search firm to assist in locating a permanent Chief Financial Officer successor. During the transition, Mr. Oaksmith will oversee the finance department. There are no disagreements between the Company and Mr. White on any matter relating to the Company’s operations, policies or practices in connection with his planned departure.

Mr. Pacious, age 49, previously served as the Company’s Chief Operating Officer since January 2014, as the Company’s Executive Vice President, Global Strategy & Operations since February 2012, as the Company’s Executive Vice President, Strategy, Distribution & Technology from February 2011 to February 2012, as the Company’s Senior Vice President, Distribution & Technology from October 2010 to February 2011, as the Company’s Senior Vice President, Corporate Strategy & Information Technology from November 2008 to October 2010, and as the Company’s Senior Vice President, Corporate Development and Strategy from December 2007 to November 2008.

Mr. Oaksmith, age 44, previously served as the Controller of the Company since September 2006. Mr. Oaksmith served as Senior Director & Assistant Controller of the Company from February 2004 to September 2006, and as Director, Marketing and Reservations, Finance from October 2002 until February 2004. Prior to joining the Company, Mr. Oaksmith was employed by American Express Tax & Business Services, Inc. from January 1994 to October 2002, last serving as Senior Manager from October 2000 to October 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2016	/s/ Simone Wu
Simone Wu
Senior Vice President, General Counsel, Corporate Secretary & External Affairs